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As filed with the Securities and Exchange Commission on September 11, 2008

Registration No. 333-150757

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOBLE ENVIRONMENTAL POWER, LLC*
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4911 (Primary Standard Industrial Classification Code Number)	73-1717075 (IRS Employer Identification No.)

8 Railroad Avenue, Suite 8, Second Floor
Essex, CT 06426
(860) 581-5010
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C. Kay Mann
Senior Vice President, General Counsel and Secretary
Noble Environmental Power, LLC
8 Railroad Avenue, Suite 8, Second Floor
Essex, CT 06426
(860) 581-5010
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan, Esq. Patrick H. Shannon, Esq. Latham & Watkins LLP 555 Eleventh Street NW, Suite 1000 Washington, DC 20004 (202) 637-2200	Andrew R. Keller, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

*
The registrant's board of managers has approved the conversion of the registrant into a corporation to be named Noble Environmental Power, Inc. The conversion will become effective following the effectiveness of this registration statement.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE TO AMENDMENT NO. 4

        This Amendment No. 4 to the Registration Statement on Form S-1 of Noble Environmental Power, LLC is being filed solely for the purpose of filing certain exhibits to the Registration Statement on Form S-1. This Amendment No. 4 does not modify any provision of the Prospectus constituting Part I of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the Financial Industry Regulatory Authority, the listing fee for The NASDAQ Global Market and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in the registration statement, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee		$14,737.50
FINRA filing fee		38,000.00
NASDAQ Global Market listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

    *
    To be completed by Amendment.

Item 14.    Indemnification of Directors and Officers

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        Our certificate of incorporation will provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

        The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 15.    Recent Sales of Unregistered Securities

        During the three-year period preceding the date of the filing of this registration statement, we have issued and sold the following securities without registration under the Securities Act:

        In March 2006, we issued at no cost an aggregate of 3,000 preferred units with a value of $300,000 to certain of our officers and employees.

        In March 2006, we sold an aggregate of 463,260 common units at a purchase price of $0.10 per unit to certain of our officers and employees for aggregate proceeds of $46,326.

        In December 2006, we sold an aggregate of 73,362.85 common units at a purchase price of $0.10 per unit to certain of our officers and employees for aggregate proceeds of $7,336.29.

        Between February 2007 and August 2008, we sold an aggregate of 177,174 preferred units to Rockfield Noble Holding, LLC at a purchase price of $100 per unit for aggregate proceeds of $17,717,386.

        Between August 2005 and February 2008, we sold an aggregate of 3,138,128.66 preferred units to JPMP Wind Energy (Noble), LLC at a purchase price of $100 per unit for aggregate proceeds of $313,812,866 in the transactions set forth below:

Date of Issuance	Number of Preferred Units	Proceeds
1/4/06	93,092.43	9,309,243
10/23/06	751,836.23	75,183,623
10/24/06	650,000.00	65,000,000
12/20/06	90,000.00	9,000,000
1/10/07	90,000.00	9,000,000
2/7/07	100,000.00	10,000,000
3/22/07	150,000.00	15,000,000
5/11/07	15,000.00	1,500,000
6/22/07	60,000.00	6,000,000
7/16/07	100,000.00	10,000,000
7/20/07	200,000.00	20,000,000
9/28/07	89,863.34	8,986,334
12/21/07	348,336.66	34,833,666
2/6/08	150,000.00	15,000,000
2/22/08	100,000.00	10,000,000
2/29/08	150,000.00	15,000,000
7/2/08	212,663.34	21,266,334

        In February 2008, we sold an aggregate of 27,796 common units at a price of $0.10 per unit to certain of our executive officers for aggregate proceeds of $2,779.60

        Between March and July 2008, we sold an aggregate of 2.0 million preferred units to CPP Investment Board (USREII) Inc. at a purchase price of $100 per unit for aggregate proceeds of $200 million in the transactions set forth below:

Date of Issuance	Number of Preferred Units	Proceeds
3/7/08	1,100,000	$110,000,000
6/11/08	500,000	50,000,000
7/2/08	400,000	40,000,000

        In August 2008, we sold an aggregate of 378,088 common units at a price of $0.10 per unit to certain of our executive officers and other employees for aggregate proceeds of $37,808.80.

        Each of the sales described above was made without registration in reliance upon Section 3(b) and/or Section 4(2) of the Securities Act and did not involve any underwriters, underwriting discounts or commissions or any public offering. Each purchaser represented that he, she or it acquired these securities for investment only and not with a view for sale or in connection with any distribution thereof, and appropriate legends were affixed to any certificates issued. Each of the purchasers had adequate access through their relationship with us to information about us.

Item 16.    Exhibits and Financial Statement Schedule

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Form of Certificate of Incorporation of Noble Environmental Power, Inc.
3.2	Form of Bylaws of Noble Environmental Power, Inc.
4.2**	Stockholders Agreement dated as of August 15, 2008, by and among Noble Environmental Power, LLC and the Investors listed in Schedule I thereto
4.3**	Form of Restricted Stock Agreement
5.1*	Opinion of Latham & Watkins LLP
10.1(a)**	Financing Agreement dated as of June 22, 2007 among Noble Environmental Power 2006 Hold Co, LLC, Dexia Credit Local, New York Branch, HSH Nordband AG, New York Branch and the Lenders Parties thereto
10.1(b)**	Depositary Agreement dated as of June 22, 2007 among Noble Environmental Power 2006 Hold Co, LLC, Dexia Credit Local, New York Branch and The Bank of New York
10.2(a)**	First Lien Senior Secured Promissory Note dated as of October 26, 2007 by and among NEP Equipment Finance Co., LLC, HSH Nordbank AG, New York Branch and the lenders party thereto
10.2(b)**	First Amendment to First Lien Senior Secured Promissory Note dated as of February 13, 2008 by and among NEP Equipment Finance Co., LLC, HSH Nordbank AG, New York Branch and the lenders party thereto
10.2(c)**	Second Amendment to First Lien Senior Secured Promissory Note dated as of March 27, 2008 by and among NEP Equipment Finance Co., LLC, HSH Nordbank AG, New York Branch and the lenders party thereto
10.2(d)**	Third Amendment to First Lien Senior Secured Promissory Note dated as of March 31, 2008 by and among NEP Equipment Finance Co., LLC, HSH Nordbank AG, New York Branch and the lenders party thereto
10.3(a)**+	Second Lien Secured Promissory Note dated as of October 26, 2007 between NEP Equipment Finance Hold Co., LLC and Paragon Noble LLC
10.3(b)**+	Guarantee dated October 26, 2007 between Paragon Noble LLC and Noble Environmental Power, LLC
10.4**	Master Credit Agreement dated as of February 14, 2008, by and between Noble Credit Funding, LLC and RBS Citizens, National Association
10.5(a)**+
Pay-As-You-Go Capital Contribution Agreement dated as of June 22, 2007 by and between EFS Noble Holdings, LLC, Noble Environmental Power 2006 Hold Co, LLC and Noble Environmental Power Hold Co. Prime, LLC
10.5(b)**+#	Amended and Restated Limited Liability Company Agreement of Noble Environmental Power 2006 Hold Co, LLC dated as of May 13, 2008
10.6(a)**+#	ISDA Master Agreement and Schedule to the 1992 ISDA Master Agreement each dated as of June 20, 2007 between Credit Suisse Energy LLC and Noble Environmental Power 2006 Hold Co, LLC
10.6(b)**+#
Credit Support Annex to the Schedule to the 1992 ISDA Master Agreement and Elections and Variables to the ISDA Credit Support Annex each dated as of June 20, 2007 between Credit Suisse Energy LLC and Noble Environmental Power 2006 Hold Co, LLC
10.6(c)**+#	Confirmation Letter dated June 20, 2007 from Credit Suisse Energy LLC to Noble Environmental Power 2006 Hold Co, LLC

10.6(d)**	Guarantee dated June 22, 2007 between Credit Suisse (USA) Inc., and Noble Environmental Power 2006 Hold Co, LLC
10.6(e)**	NEP Guarantee dated as of June 22, 2007 between Noble Environmental Power, LLC and Credit Suisse Energy LLC
10.7(a)**+#	Master Contract for the Sale of Power Generation Equipment and Related Services dated as of February 15, 2006 between General Electric Company and Noble Environmental Power 2006 Hold Co, LLC
10.7(b)**+#
First Amendment to Master Contract for the Sale of Power Generation Equipment and Related Services dated as of August 24, 2006 between General Electric Company and Noble Environmental Power 2006 Hold Co, LLC
10.8(a)**+#	Master Contract for the Sale of Power Generation Equipment and Related Services dated as of October 17, 2006 between General Electric Company and Noble Environmental Power 2007 Equipment Co, LLC
10.8(b)**+#
First Amendment to Master Contract for the Sale of Power Generation Equipment and Related Services dated as of June 4, 2007 between General Electric Company and Noble Environmental Power 2007 Equipment Co, LLC
10.9**+#	Master Contract for the Sale of Power Generation Equipment and Related Services dated as of October 17, 2006 between General Electric Company and Noble Environmental Power 2008 Equipment Co, LLC
10.10**+#	Master Contract for the Sale of Power Generation Equipment and Related Services dated as of September 27, 2007 between General Electric Company and Noble Environmental Power 2009 Equipment Co, LLC
10.11**+	RPS Standard Form Contract dated as of March 14, 2007 by and between The New York State Energy Research and Development Authority and Noble Altona Windpark, LLC
10.12**+	RPS Standard Form Contract dated as of March 14, 2007 by and between The New York State Energy Research and Development Authority and Noble Bliss Windpark, LLC
10.13**+	RPS Standard Form Contract dated as of March 14, 2007 by and between The New York State Energy Research and Development Authority and Noble Chateaugay Windpark, LLC
10.14**+	RPS Standard Form Contract dated as of March 14, 2007 by and between The New York State Energy Research and Development Authority and Noble Clinton Windpark, LLC
10.15**+	RPS Standard Form Contract dated as of March 14, 2007 by and between The New York State Energy Research and Development Authority and Noble Ellenburg Windpark, LLC
10.16**	Commercial Lease dated as of November 27, 2006 between Macbeth Ventures LLC and Noble Environmental Power, LLC
10.17(a)**	Form of Subscription Agreement dated as of December 18, 2006
10.17(b)**	Schedule of Purchasers
10.18**	Subscription Agreement dated as of February 29, 2008 by and between Noble Environmental Power, LLC and Christopher Lowe
10.19**	Unit Subscription Agreement dated as of March 7, 2008 by and between JPMP Wind Energy (Noble), LLC and Noble Environmental Power, LLC
10.20**	Unit Subscription Agreement dated as of March 7, 2008 by and between CPP Investment Board (USREII) Inc. and Noble Environmental Power, LLC

10.21**	Employment Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and Walter Q. Howard
10.22**	Change In Control Severance Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and Walter Q. Howard
10.23**	Employment Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and Charles C. Hinckley
10.24**	Change In Control Severance Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and Charles C. Hinckley
10.25**	Employment Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and C. Kay Mann
10.26**	Change In Control Severance Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and C. Kay Mann
10.27**	Employment Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and John M. Quirke
10.28**	Change In Control Severance Agreement dated as of May 5, 2008 by and between Noble Environmental Power, LLC and John M. Quirke
10.29**	Unit Subscription Agreement dated as of June 6, 2008 by and between CPP Investment Board (USREII) Inc. and Noble Environmental Power, LLC
10.30**	Employment Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Christopher M. Lowe
10.31**	Change In Control Severance Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Christopher M. Lowe
10.32**	Employment Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Thomas Swank
10.33**	Change In Control Severance Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Thomas Swank
10.34**	Employment Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Daniel Mandli
10.35**	Change In Control Severance Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Daniel Mandli
10.36**	Change In Control Severance Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Jeffrey Wood
10.37**	Change In Control Severance Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Neil Dyment
10.38**	Change In Control Severance Agreement dated as of August 15, 2008 by and between Noble Environmental Power, LLC and Robert Fricchione
10.39(a)**
Financing Agreement dated as of June 30, 2008 among Noble Environmental Power 2008 Hold Co., LLC, Citibank, N.A., Citibank Global Markets, Inc., RBS Securities Corporation, HSH Nordbank AG, New York Branch, Royal Bank of Scotland plc, and the Lenders parties thereto
10.39(b)**	Depository Agreement dated as of June 30, 2008 among Noble Environmental Power 2008 Hold Co., LLC, Citibank, N.A. and the Bank of New York
10.40(a)**+
Membership Interest Purchase and Equity Capital Contribution Agreement dated as of June 30, 2008 by and among Noble Environmental Power 2008 Hold Co., LLC, Noble Environmental Power 2008 Hold Co. Prime, LLC, EFS Noble II LLC, GE Capital Markets, Inc. and any other Class A Equity Investor party thereto

10.40(b)**+
Additional Capital Contribution Agreement dated as of June 30, 2008 by and among Noble Environmental Power 2008 Hold Co., LLC, Noble Environmental Power 2008 Hold Co. Prime, LLC, EFS Noble II LLC and GE Capital Markets, Inc.
10.41(a)**+#	ISDA Master Agreement and Schedule to the 1992 ISDA Master Agreement each dated as of June 30, 2008 between Citigroup Energy Inc. and Noble Environmental Power 2008 Hold Co., LLC
10.41(b)**+#
Credit Support Annex to the Schedule to the 1992 ISDA Master Agreement and Elections and Variables to the ISDA Credit Support Annex each dated as of June 30, 2008 between Citigroup Energy Inc. and Noble Environmental Power 2008 Hold Co., LLC
10.41(c)**+#	Confirmation Letter dated June 30, 2008 from Citigroup Energy Inc. to Noble Environmental Power 2008 Hold Co., LLC
10.41(d)**	Guarantee, dated June 30, 2008, of Citigroup, Inc. in favor of Noble Environmental Power 2008 Hold Co., LLC and Citibank, N.A., as First Lien Collateral Agent
10.42**+#	Master Contract for the Sale of Power Generation Equipment and Related Services dated as of July 3, 2008 between General Electric Company and Noble Environmental Power 2010 Equipment Co., LLC
10.43**+	RPS Standard Form Contract dated as of May 27, 2008 by and between The New York State Energy Research and Development Authority and Noble Wethersfield Windpark, LLC
10.44(a)	Noble Environmental Power Inc. 2008 Incentive Award Plan
10.44(b)	Noble Environmental Power Inc. 2008 Incentive Award Plan—Form of Stock Option Grant Notice and Stock Option Agreement
10.44(c)	Noble Environmental Power, Inc. 2008 Incentive Award Plan—Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement
10.45	Noble Environmental Power Annual Incentive Plan
10.46(a)**	Form of Subscription Agreement dated as of August 15, 2008
10.46(b)**	Schedule of Purchasers
10.47(a)**	Form of Subscription Agreement dated as of August 15, 2008
10.47(b)**	Schedule of Purchasers
10.48**	Subscription Agreement dated as of August 15, 2008 between Noble Environmental Power LLC and Rockfield Noble Holding, LLC
10.49**+	RPS Standard Form Contract dated as of March 14, 2007 by and between The New York State Energy Research and Development Authority and Noble Bellmont Windpark, LLC
21.1**	Subsidiaries of Noble Environmental Power, LLC
23.1**	Consent of Deloitte & Touche LLP
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in signature pages)

*
To be filed by Amendment.

**
Previously filed.

+
Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

#
This exhibit is being re-filed to include certain information that was previously redacted at the time such exhibit was originally filed.

  (b)
  Financial Statement Schedules:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Noble Environmental Power, LLC:

        We have audited the consolidated balance sheet of Noble Environmental Power, LLC and subsidiaries (a Developmental Stage Company) (the "Company") as of December 31, 2007 and 2006, and the consolidated statements of operations and comprehensive loss, changes in members' equity and cash flow for each of the three years in the period ended December 31, 2007 and the period from August 31, 2004 (date of inception) to December 31, 2007 and have issued our report thereon dated May 8, 2008 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
May 8, 2008

SCHEDULE I

NOBLE ENVIRONMENTAL POWER, LLC
(A Development Stage Enterprise)

Condensed Parent Company Balance Sheets

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and equivalents	$40,539,412	$6,245,826
Restricted cash	18,504,225	—
Prepaid and other current assets	528,909	315,104

Total current assets	59,572,546	6,560,930
Noncurrent Assets:
Property and Equipment:
Property and equipment, net	4,109,824	2,985,581
Construction in progress	16,228,044	7,411,905

Total property and equipment, net	20,337,868	10,397,486
Construction material deposits	—	73,907,386
Advances to subsidiaries	158,858,446	65,011,578
Other assets	1,075,941	751,953

Total assets	$239,844,801	$156,629,333

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	1,695,204	6,509,233
Accrued expenses	13,373,236	5,383,500

Total current liabilities	15,068,440	11,892,733
Members' Equity:
Member contributions	302,522,378	174,259,993
Deficit accumulated during the development stage	(72,009,158)	(29,523,393)
Accumulated other comprehensive loss	(5,736,859)	—

Total members' equity	224,776,361	144,736,600

Total Liabilities and Members' Equity	$239,844,801	$156,629,333

SCHEDULE I

NOBLE ENVIRONMENTAL POWER, LLC
(A Development Stage Enterprise)

Condensed Parent Company Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2007, 2006 and 2005, and the Period from August 31, 2004
(date of inception) to December 31, 2007

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period From August 31, 2004 (Date of Inception) to December 31, 2007
Expenses	44,028,561	21,134,357	7,783,254	74,031,476

Total Expenses	(44,028,561)	(21,134,357)	(7,783,254)	(74,031,476)
Interest income	1,542,795	455,580	23,943	2,022,318

Net loss	(42,485,766)	(20,678,777)	(7,759,311)	(72,009,158)
Other comprehensive loss	(5,736,859)	—	—	(5,736,859)

Comprehensive loss	$(48,222,625)	$(20,678,777)	$(7,759,311)	$(77,746,017)

SCHEDULE I

NOBLE ENVIRONMENTAL POWER, LLC

Condensed Parent Company Statements of Cash Flow

For the Years Ended December 31, 2007, 2006 and 2005, and the Period from August 31, 2004
(date of inception) to December 31, 2007

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period From August 31, 2004 (Date of Inception) to December 31, 2007
Cash flows from operating activities:
Net loss	$(42,485,766)	$(20,678,777)	$(7,759,311)	$(72,009,158)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	735,987	478,106	82,994	1,297,087
Write-off of construction in progress	573,554	—	—	573,554
Member non cash equity contributions	—	300,000	—	300,000
Loss on sale of property and equipment	60,595	19,921	—	80,516
Changes in operating assets and liabilities:
Increase in prepaid and other current assets	(213,805)	(315,104)	—	(528,909)
(Increase) decrease in noncurrent assets and liabilities	329,229	(335,000)	(200,000)	(205,771)
Increase in accounts payable and accrued expenses	3,175,707	11,449,003	923,306	15,629,921

Net cash used by operating activities	(37,824,499)	(9,081,851)	(6,953,011)	(54,862,760)

Cash flows from investing activities:
Restricted cash	(18,504,225)	—	—	(18,504,225)
Issuance of notes receivable	—	(216,953)	—	(216,953)
Investment in property and equipment	(1,940,825)	(2,279,285)	(1,492,317)	(5,712,427)
Proceeds form the sale of property and equipment	20,000	205,000	—	225,000
Construction in progress	(9,389,693)	(6,850,424)	(561,481)	(16,801,598)
Construction material deposits	—	(37,247,318)	(36,660,068)	(73,907,386)

Net cash used by investing activities	(29,814,743)	(46,388,980)	(38,713,866)	(114,917,589)

Cash flows from financing activities:
Proceeds from borrowings	—	—	40,313,337	40,313,337
Repayment of borrowings	—	(40,874,818)	—	(40,874,818)
Intercompany advances	(25,676,341)	(56,413,888)	(8,597,690)	(90,687,919)
Deferred offering costs	(653,217)	—	—	(653,217)
Proceeds from equity contributions	128,262,386	158,539,192	14,061,633	302,222,378

Net cash provided by financing activities	101,932,828	61,250,486	45,777,280	210,319,761

Net increase in cash	34,293,586	5,779,655	110,403	40,539,412
Cash and equivalents at beginning of the period	6,245,826	466,171	355,768	—

Cash and equivalents at the end of the year	$40,539,412	$6,245,826	$466,171	$40,539,412

Noncash financing and investing activities
Transfer of construction material deposits	$73,907,386

Item 17.   Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

        The undersigned Registrant hereby undertakes that:

          (i)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Essex, State of Connecticut on September 11, 2008.

NOBLE ENVIRONMENTAL POWER, LLC
By:	/s/ Christopher M. Lowe
	Name:	Christopher M. Lowe
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed by the following persons in the capacities indicated below on September 11, 2008.

Signature	Title

* Walter Q. Howard	President and Chief Executive Officer and Manager/Director (principal executive officer)
* Charles C. Hinckley	Executive Chairman and Manager/Director
/s/ Christopher M. Lowe Christopher M. Lowe	Executive Vice President and Chief Financial Officer (principal financial officer)
* Neil Dyment	Senior Vice President of Accounting and Purchasing (principal accounting officer)
* Stephen Murray	Manager/Director
* Christopher Behrens	Manager/Director
* Nancy-Ann DeParle	Manager/Director

* John Warner	Manager/Director
* Barry Goldstein	Manager/Director
*By:	/s/ Christopher M. Lowe Christopher M. Lowe Attorney-in-Fact

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EXPLANATORY NOTE TO AMENDMENT NO. 4
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedule
Report of Independent Registered Public Accounting Firm
SCHEDULE I
NOBLE ENVIRONMENTAL POWER, LLC (A Development Stage Enterprise) Condensed Parent Company Balance Sheets
SCHEDULE I NOBLE ENVIRONMENTAL POWER, LLC (A Development Stage Enterprise)
Condensed Parent Company Statements of Operations and Comprehensive Loss For the Years Ended December 31, 2007, 2006 and 2005, and the Period from August 31, 2004 (date of inception) to December 31, 2007
SCHEDULE I NOBLE ENVIRONMENTAL POWER, LLC Condensed Parent Company Statements of Cash Flow For the Years Ended December 31, 2007, 2006 and 2005, and the Period from August 31, 2004 (date of inception) to December 31, 2007
  Item 17. Undertakings
SIGNATURES